UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2023

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	59-2506879
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26133 US 19 North, Suite 300 Clearwater, Florida	33763
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NICK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

In connection with the entry by Nicholas Financial, Inc. (the “Company”) and Nicholas Financial, Inc., a Florida corporation

(“Nicholas”) and an indirect wholly-owned subsidiary of the Company, into the Master Asset Purchase Agreement disclosed in Item 1.01 of Form 8-K reported on November 17, 2023, which disclosure is incorporated herein by reference, the Company determined on November 14, 2023 to reduce the Company's workforce by approximately 63% of its full-time employees and close the Company's central business operations hub located in Rock Hill, South Carolina.

The expected total charges associated with the reduction in force and closure of central business operations hub are between $0.2 million and $0.4 million, consisting of cash expenditures between $0.2 million and $0.4 million, and approximately $0.1 million of non-cash impairment charges associated with lease obligations.

The Company expects that the majority of lease terminations and employee-related charges will be recorded in the third quarter of Fiscal Year 2024.

The above estimates of charges and timelines could change as the Company’s plans evolve and become finalized.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s annualized future cost savings and expenses associated with the announced reduction in force and real estate footprint reduction. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements include the possibility that assumptions underlying the Company’s expected benefits and the estimates of annualized future cost savings and expenses associated with the reduction in force and real estate footprint reduction prove inaccurate, that the reduction in force and/or real estate footprint reduction results in less costs savings than projected, that the Company incurs greater than estimated expenses in connection with the reduction in force and/or real estate footprint reduction, and that the Company’s business, financial condition or operating results are adversely affected by the reduction in force and/or real estate footprint reduction. The forward-looking statements contained in this Form 8-K are also subject to other risks and uncertainties, including those described in the Company’s Annual Report on Form 10-K for our fiscal year ended March 31, 2023, Quarterly Reports on Form 10-Q issued in fiscal year 2024 and other filings with the SEC.

Shareholders of the Company are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this filing, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: November 20, 2023	/s/ Irina Nashtatik
Irina Nashtatik
Chief Financial Officer (Principal Financial Officer)